EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Smart Choice Automotive Group, Inc.
Titusville, Florida

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 1997 relating to the financial statements of Florida Finance Group, Inc., Suncoast Auto Brokers, Inc. and Suncoast Auto Brokers Enterprises, Inc. which are contained in this Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ Spence, Marston, Bunch, Morris & Co.
                                            ------------------------------------
                                            Spence, Marston, Bunch, Morris & Co.
                                            Certified Public Accountants

Clearwater, Florida
August 18, 1998